Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Streamline Health Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock	Rules 457(c) and 457(h)	1,000,000	(3)	$1.35	$1,350,000	0.00011020	$148.77
Total Offering Amounts						$1,350,000		$148.77
Total Fee Offsets						—		—
Net Fee Due								$148.77

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act. The amount of the registration fee is based on a price of $1.35 per share of Common Stock, which is the average of the high and low prices of the registrant’s Common Stock as reported by the NASDAQ Capital Market on June 23, 2023.

(3) Represents 1,000,000 shares of Common Stock issuable under the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan (as amended, the “2013 Plan”). The registrant previously registered (i) 1,000,000 shares of Common Stock issuable under the 2013 Plan on a Form S-8 filed on June 22, 2022 (Reg. No. 333-265774), (ii) 2,000,000 shares of Common Stock issuable under the 2013 Plan on a Form S-8 filed on August 4, 2021 (Reg. No. 333-258445), (iii) 1,000,000 shares of Common Stock issuable under the 2013 Plan on a Form S-8 filed on September 12, 2019 (Reg. No. 333-233728), (iv) 300,000 shares of Common Stock issuable under the 2013 Plan on a Form S-8 filed on October 13, 2017 (Reg. No. 333-220953), (v) 1,600,000 shares of Common Stock issuable under the 2013 Plan on a Form S-8 filed on December 24, 2015 (Reg. No. 333-208752), (vi) 2,000,000 shares of Common Stock issuable under the 2013 Plan on a Form S-8 filed on May 22, 2013 (Reg. No. 333-188764).